26(h)(xxiv)

Amendment No. 1 to Participation Agreement among Franklin Templeton Variable Insurance Products

Trust, Franklin/Templeton Distributors, Inc., Western Reserve Life Assurance Co. of Ohio and

Transamerica Capital, Inc. dated May 1, 2009

Amendment No. 1 to
Participation Agreement

Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Western Reserve Life Assurance Co. Of Ohio
Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Western Reserve Life Assurance Co. of Ohio (the “Company”), and Transamerica Capital, Inc., your distributor (the “Distributor,” and together with the Company, “you”), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated as of November 10, 2008 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2009.

The Trust:                                                      Franklin Templeton Variable Insurance Products Trust

     Only on behalf of
     each Portfolio listed
     on Schedule C of

     the Agreement.                                                      By: /s/ Karen L. Skidmore

                                                                                   Name: Karen L. Skidmore

                                                                                                               Title: Vice President

The Underwriter:                                           Franklin/Templeton Distributors, Inc.

                                                                                    By: /s/ Thomas Regner

                                                                                   Name: Thomas Regner
                                                                                   Title: Senior Vice President

               The Company:                                            WESTERN RESERVE LIFE ASSURANCE

                                                                   CO. OF OHIO

                                                                                   By: /s/ Arthur D. Woods

                                                                                   Name: Arthur D. Woods
                                                                                   Title: Vice President

             The Distributor:                                              Transamerica Capital, Inc.

                                                                                   By: /s/ Brenda L. Smith

                                                                                                              Name: Brenda L. Smith

                                                                                   Title: Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
Separate Account VA AA	Yes
Separate Account VA U	Yes
Separate Account VA V	Yes
WRL Series Life Account	Yes
WRL Series Life Account G	Yes